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                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 (Registration No. 33-88768) of our report dated August 17, 1994 appearing on page 22 of the MICROS Systems, Inc. Annual Report on Form 10-K for the year ended June 30, 1994. We also consent to the reference to us under the heading "Experts" in such Prospectus.


/S/ PRICE WATERHOUSE LLP

PRICE WATERHOUSE LLP

Baltimore, Maryland
May 1, 1995